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                                                                    EXHIBIT 10-1

                                    FORM OF
                     ROCHESTER GAS AND ELECTRIC CORPORATION
                       1996 PERFORMANCE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


AGREEMENT made and entered into as of the       day of            , between
                                          -----        -----------
Rochester Gas and Electric Corporation ("RG&E"), a New York corporation, and ___________________________________________ ("Employee").

Whereas, RG&E wishes to provide an incentive for the Employee to advance the interests of RG&E and its shareholders in light of an increasingly competitive market and,

Whereas, the Board of Directors of RG&E ("Board") has adopted the Rochester Gas and Electric Corporation 1996 Performance Stock Option Plan ("Plan"). (Capitalized terms used in this Agreement but not otherwise defined, shall have the meanings ascribed to them in the Plan. The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all aspects to the terms and conditions of the Plan.)

Now, therefore, in consideration of the mutual promises made herein and for other good and valuable consideration, the parties hereby agree as follows:

SECTION ONE -- AWARD

RG&E hereby awards to the Employee, by action of the Committee on Management ("Committee") of the Board of Directors of RG&E, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase __________ full shares of RG&E common stock ("Common Stock"), par value $5.00 per share, on the terms and conditions set out in the Plan and below.

SECTION TWO -- EXERCISE PRICE

The exercise price of the shares of Common Stock subject to this Option is $__________per share.

SECTION THREE -- WHEN EXERCISABLE

The Option may be exercised, to the extent indicated, upon the occurrence of the following "Performance Conditions":

     . _______ percent (___%) of the shares subject to the Option may be purchased after the Common Stock has maintained for five (5) consecutive trading days a closing price ("Closing Price") on the New York Stock Exchange of __________________ Dollars ($______);
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     .    an additional ______________ percent ( ___%) of the shares subject to the Option may be purchased after the Common Stock has maintained for five (5) consecutive trading days a Closing Price of ___________ Dollars ($_________); and

     . the final ________________percent (___%) of the shares subject to the Option may be purchased after the Common Stock has maintained for five
          (5) consecutive trading days a Closing Price of ____________ Dollars ($________).

Notwithstanding the Performance Conditions above, no Option awarded under this Agreement may be exercised:

     .    after ten (10) years from the date of this Agreement or;

     . after the employment of Employee by RG&E has terminated, except (i) to the extent that one or more Performance Conditions have been met and
          (ii) if one of the following special circumstances occurs:

          -- In the event of the death of the Employee, the Option may be exercised for a period of one year by the Employee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Employee.

          -- If the Employee retires in accordance with RG&E's formal plan of retirement at or after age 65, or in the sole discretion of the Committee, prior to age 65, the Option may be exercised for ninety (90) days (or for up to three (3) years in the discretion of the Committee) after retirement.

          -- If the Employee's employment with RG&E is terminated as a result of a Disability, the option may be exercised for ninety (90) days (or up to one (1) year in the discretion of the Committee) after termination of employment.

Notwithstanding any other conditions, if a Change in Control of RG&E occurs, prior to the termination of Employee's employment with RG&E, 100% of the shares subject to the Options will be eligible for exercise for a period of ninety (90) days from the date of the Change in Control.
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SECTION FOUR -- METHODS OF EXERCISING THE OPTION

The Employee shall exercise the Option by written notice to RG&E in the form provided or such other writing that the Committee accepts. The writing must specify (i) the number of shares being purchased, (ii) the form of payment of the Exercise Price, (iii) a statement of intention to exercise, (iv) any representations or disclosure required by any applicable securities law and (v) the signature of the Employee.

The Employee may use any form of payment of the Exercise Price allowed under the Plan.

Notwithstanding any other provision of this Agreement, no exercise will be allowed that violates any applicable securities law.

SECTION FIVE -- TRANSFER OF THE OPTION

The Option shall not be transferable by the Employee other than by will and the laws of descent and distribution. During the lifetime of the Employee, the Option shall be exercisable only by the Employee.

SECTION SIX -- TERMINATION OF THE OPTION

In the event of the voluntary or involuntary termination of the employment of the Employee for any reason, other than the death, retirement or Disability of the Employee, or in the event of a Change in Control, the Option shall terminate immediately.

SECTION SEVEN -- DIVIDEND EQUIVALENT RIGHTS

For each share subject to this Option, the Employee shall have a Dividend Equivalent Right ("DER") which shall entitle the Employee to a payment on a per share basis in the amount of any dividends paid on the Common Stock of RG&E from the date the Option is granted under this Agreement until the date the Option is exercised, if the Option is exercised. The DER is only payable if the Option associated with it is exercised - and is payable in the same proportion as that of the Option exercised, i.e., if 50% of the Option is exercised, the DER is only payable on the 50% portion of shares. If the associated Option or a portion thereof expires unexercised, the DER or the same portion thereof expires simultaneously with the Option. To the extent that any DER is not used as a portion of a payment of the Exercise Price, such DER shall be paid in accordance with the Plan.
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SECTION EIGHT -- TAX WITHHOLDING

(a) Whenever RG&E transfers shares of Common Stock under the Plan and this Agreement to Employee, RG&E has the right to require the Employee to remit to RG&E an amount sufficient to satisfy any federal, state or local withholding tax requirements ("Tax Requirements") prior to the delivery of the shares.

b) Whenever under the Plan and this Agreement payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Tax Requirements.

c) Employee may satisfy his or her obligation under this Section Eight by (i) directing RG&E to withhold shares otherwise transferable to Employee, (ii) by delivering Common Stock to RG&E or (iii) by delivering cash, of a value equal to the Tax Requirements amount.

SECTION NINE -- NO WARRANTY OF TAX EFFECT

Nothing in this Agreement shall be deemed to be expressed or warranted as to the effect for federal, state or local tax purposes of any Awards.

SECTION TEN -- EFFECT ON THE EMPLOYMENT RELATIONSHIP

This Agreement does not confer any rights or privileges to the Employee regarding any expectation of continued employment or the terms of any employment. The Employee remains an employee-at-will of RG&E or its subsidiary, such status being unaffected by this Agreement.

SECTION ELEVEN -- ADJUSTMENTS

Pursuant to the Plan, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, distribution or other change in the corporate structure of RG&E affecting the Common Stock, the Committee shall adjust the number and class of securities subject to the Option under this Agreement in such manner as the Committee shall determine to be appropriate to prevent the dilution or diminution of Awards under this Agreement.

SECTION TWELVE -- ADMINISTRATION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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This is the entire Agreement between the parties; it may not be modified or altered except in writing executed by the parties hereto.

The Committee may, as provided in the Plan, interpret the Plan and this Agreement, adopt, amend and rescind rules and regulations relating to the Plan and its Awards, and make all other determinations and take all other action advisable for the implementation and administration of the Plan and Awards made in this Agreement. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award under this Agreement.

IN WITNESS WHEREOF, Rochester Gas and Electric Corporation has caused this Agreement to be executed by its duly authorized officer and _____________________________ (Employee Signature) has executed this Agreement by his or her own hand, on the _________ day of _______________, _________.



                                   ROCHESTER GAS AND ELECTRIC CORPORATION



                                   By _____________________________



                                   Title __________________________


                                   ________________________________